Exhibit 10.11

ESCROW AGREEMENT

          This Escrow Agreement is dated as of the effective date (the “Effective Date”) set forth on schedule 1 attached hereto (“Schedule 1”) by and among the Parent identified on Schedule 1 (the “Parent”), David Condensa solely in his capacity as Shareholders’ Representative, as defined in that certain Agreement and Plan of Merger By and Among Incentra Solutions, Inc., Incentra Helio Acquisition Corp., Helio Solutions, Inc., and David Condensa, as Shareholders’ Representative, dated as of August __, 2007 (the “Shareholders’ Representative”), and JPMorgan Chase Bank, N.A. as escrow agent hereunder (the “Escrow Agent”).

          WHEREAS, the Parent and the Shareholders’ Representative have agreed to deposit in escrow certain funds and wish such deposit to be subject to the terms and conditions set forth herein.

          WHEREAS, the purpose of the escrow is to secure certain obligations of Helio Solutions, Inc. related to net working capital and indemnification pursuant to the Agreement and Plan of Merger and more specifically described therein;

          WHEREAS, the Parent and the Shareholders’ Representative hereby acknowledge and agree that the Escrow Agent has not reviewed, and is not a party to, the Agreement and Plan of Merger; and is not responsible for any of the duties or responsibilities set forth therein.

          NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

          1. Appointment. The Parent and Shareholders’ Representative hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

          2. Escrow Fund. Simultaneous with the execution and delivery of this Escrow Agreement, Parent is depositing with the Escrow Agent the sum indicated as the escrow deposit on Schedule 1 (the “Escrow Deposit”). The Escrow Agent shall hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit and the proceeds thereof (the “Escrow Fund”) as directed in Section 3.

          3. Investment of Escrow Fund. Except as Parent and Shareholders’ Representative may from time to time jointly instruct the Escrow Agent in writing (a “Joint Instruction”), the Escrow Funds shall be invested in a trust deposit investment vehicle with JPMorgan Chase Bank, N.A. (the “Fund”) until all of the monies in the Escrow Fund have been liquidated or distributed pursuant to the terms hereof. Such Joint Instruction, if any, referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. An agency fee may be assessed in connection with each transaction. The Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Funds consisting of investments to provide for payments required to be made under this Agreement. In addition:

          (a) The parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any permitted investment;

          (b) Interest and other earnings on permitted investments shall be added to the Escrow Account. Any loss or expense incurred as a result of an investment will be borne by the Escrow Account;

          (c) The Escrow Agent is hereby authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to each of the Parent and the Shareholders’ Representative on a monthly basis reflecting activity in the Escrow Account for the preceding month. Although Parent and the Shareholders’s Representative recognize that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, Parent and the Shareholders’ Representative hereby agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. No statement need be rendered for the Escrow Account if no activity occurred for such month;

          (d) Parent and the Shareholders’ Representative acknowledge and agree that the delivery of the escrowed property is subject to the sale and final settlement of permitted investments. Proceeds of a sale of permitted investments will be delivered on the business day on which the appropriate instructions are delivered to the Escrow Agent if received prior to the deadline for same day sale of such permitted investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding business day; and

          (e) The Parent and the Shareholders’ Representative acknowledge that they have received, upon their request, and reviewed the Fund’s prospectus and have determined that the Fund is an appropriate investment for the Account..

          4. Disposition and Termination. The Escrow Agent shall deliver the Escrow Fund upon, and pursuant to, the joint written instructions of Parent and Shareholders’ Representative. Upon delivery of the Escrow Fund by the Escrow Agent, this Escrow Agreement shall terminate, subject to the provisions of Section 8.

          5. Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Parent or Shareholders’ Representative. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          6. Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving ten (10) days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s escrow line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

          7. Fees. The Parent and Shareholders’ Representative agree jointly and severally to (i) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.

          8. Indemnity. The Parent and the Shareholders’ Representative shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the “indemnitees”) from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Parent or the Shareholders’ Representative, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

          9. Account Opening Information/TINs.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

For accounts opened in the US:

          To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, we will ask for information that will allow us to identify relevant parties.

For non-US accounts:

          To help in the fight against the funding of terrorism and money laundering activities we are required along with all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open an account, we will ask for information that will allow us to identify you.

TINs:

          Taxpayer Identification Numbers (“TINs”). The Parent and Shareholders’ Representative have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation. The Parent and the Shareholders’ Representative each represent that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered documents, as well as in the Substitute IRS Form W-9 set forth in the signature page of this Agreement.

To the extent that any portion of the principal amount of the Escrow Funds represents part or all of the purchase price under the Purchase Agreement, Shareholders’ Representative shall provide all information required for Escrow Agent to perform tax reporting on IRS Form 1099-B on or prior to each distribution to the Shareholders’ Representative; which shall include a fully executed W-9, W-8, or any other applicable tax form then required by the IRS. Unless otherwise directed in a joint written instruction executed by the Shareholders’ Representative and Parent, Escrow Agent shall report to the IRS and as appropriate withhold and remit taxes to the IRS or to any other taxing authority as required by law based upon the information or documentation so provided and when schedule and documentation is not properly and timely provided prior to payment of principal to the Shareholders’ Representative. Escrow Agent shall be entitled to rely on such information and documentation and shall not be responsible for and shall be indemnified by Shareholders’ Representative for any additional tax, interest or penalty arising from the inaccuracy or late receipt of such information or documentation.

[Shareholders’ Representative shall provide Escrow Agent on or before the effective date of the Escrow Agreement and at appropriate times thereafter, including prior to any disbursement, a detailed schedule indicating the allocation of the disbursement amount from the Escrow Funds between (i) principal, (ii) imputed interest to be reported on IRS Form 1099-INT or 1042S or (iii) Original Issue Discount (“OID”) to be reported on IRS Form 1099-OID along with the relevant payee tax information, documentation, and proportionate interest thereof.. Escrow Agent shall be entitled to rely on such information provided by Shareholders’ Representative and shall not be responsible for and shall be indemnified by Shareholders’ Representative for any additional tax, interest or penalty arising from the inaccuracy or late receipt of such information. In addition, all interest or other income earned under the Escrow Agreement shall be allocated to the Parent and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow by the Parent whether or not said income has been distributed during such calendar year. Any other tax returns required to be filed will be prepared and filed by the Shareholders’ Representative and/or the Parent with the IRS and any other taxing authority as required by law, including but not limited to any applicable reporting or withholding pursuant to the Foreign Investment in Real Property Tax Act (“FIRPTA”). Shareholders’ Representative and Parent acknowledge and agree that Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FIRPTA reporting or withholding with respect to the Escrow Funds or any income earned by the Escrow Funds. Parent further acknowledges and agrees that any taxes payable from the income earned on the investment of any sums held in the Escrow Funds shall be paid by the Parent respectively as required by law. In the absence of written direction from the Shareholders’ Representative and Parent, all proceeds of the Escrow Fund shall be retained in the Escrow Fund and reinvested from time to time by the Escrow Agent as provided in this Agreement. Escrow Agent shall withhold any taxes it is required to withhold, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

          10. Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile;

(ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or

(iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 10, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 is authorized or required by law or executive order to remain closed.

          11. Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement, as indicated in Schedule 1 attached hereto), whether in writing or by telecopier, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 2 hereto (“Schedule 2”), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 2, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your executive officers, (“Executive Officers”), which shall include the titles of Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, as the Escrow Agent may select. Such “Executive Officer” shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Parent or the Shareholders’ Representative to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. All funds transfer instructions must be executed by the individual(s) listed on Schedule 2 hereto. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

          12. Miscellaneous. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties. This Escrow Agreement shall be governed by and construed under the laws of the State of California. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of California. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth in Schedule 1.

as Escrow Agent

By:

Name:

Title:

Tax Certification: Taxpayer ID#: ___________________________

Name & Address:	_______________________________
_______________________________
_______________________________

Customer is a (check one):

___ Corporation	___ Municipality	___ Partnership	___ Non-profit or Charitable Org
___ Individual	___ REMIC	___ Trust	___ Other ___________________

Under the penalties of perjury, the undersigned certifies that:

(1)	the entity is organized under the laws of the United States

(2)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3)

it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

PARENT
INCENTRA SOLUTIONS, INC.
By:

Name: Thomas P. Sweeney III
Title: Chief Executive Officer

Tax Certification: Taxpayer ID#: ___________________________

Name & Address:	_______________________________
_______________________________
_______________________________

Customer is a (check one):

___ Corporation	___ Municipality	___ Partnership	___ Non-profit or Charitable Org
___ Individual	___ REMIC	___ Trust	___ Other ___________________

Under the penalties of perjury, the undersigned certifies that:

(4)	the entity is organized under the laws of the United States

(5)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(6)

it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SHAREHOLDERS’ REPRESENTATIVE

David Condensa

Schedule 1

Effective Date:	August ___, 2007

Name of Parent:	Incentra Solutions, Inc.
Parent Notice Address:	1140 Pearl Street, Boulder, CO 80302
Parent TIN:
Wiring Instructions:

Name of Shareholders’ Representative: David Condensa

Shareholders’ Representative Notice Address: Helio Solutions, Inc.
5676 Scenic Meadow Lane
San Jose, CA 95135

Shareholders’ Representative TIN:
Wiring Instructions:

Escrow Deposit: $750,000

Escrow Agent notice address:
JPMorgan Chase Bank, N.A
300 S Grand Ave, 4th Floor
Los Angeles, CA 90071
Attention: Michael Bergantino
Fax No.: 213/621-8167

Escrow Agent’s compensation:	$_3,500.00_______________

Schedule 2

Telephone Number(s) for Call-Backs and
Person(s) Designated to Give and Confirm Funds Transfer Instructions

If to Shareholders’ Representative:

Name	Telephone Number	Signature

1. David Condensa	(408) 361-6200	____________________________________

If to Parent:

Name	Telephone Number	Signature

1. Thomas P. Sweeney III	(303) 449-8279	____________________________________

2. Anthony DiPaolo	(720) 566-5000	____________________________________

3. George Vareldzis	(720) 566-5022	____________________________________

Telephone call-backs shall be made to each Parent and Shareholders’ Representative if joint instructions are required pursuant to this Escrow Agreement.